UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009 (May 19, 2009)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement with State Automobile Mutual Insurance Company

State Automobile Mutual Insurance Company (“State Auto Mutual”) owns approximately 64% of the outstanding common shares of State Auto Financial Corporation (“State Auto Financial”). Milbank Insurance Company (“Milbank”) is a wholly owned subsidiary of State Auto Financial.

On May 19, 2009, State Auto Mutual, as borrower, and Milbank, as lender, entered into a credit agreement (the “Milbank Credit Agreement”) providing for a $20.0 million loan from Milbank to State Auto Mutual (the “Milbank Loan”). The Milbank Loan was fully funded on that date. The Milbank Loan has a 10-year term, with principal due at maturity. The outstanding principal balance of the Milbank Loan accrues interest at the rate of 7% per annum, payable semi-annually on May 1 and November 1 of each year, and may be prepaid at any time prior to maturity without penalty. The Milbank Loan is an unsecured obligation of State Auto Mutual. The Milbank Credit Agreement contains covenants limiting (i) the amount of senior debt (i.e., debt secured by liens or otherwise senior in priority of payment to the Milbank Loan) that may be incurred by State Auto Mutual, (ii) State Auto Mutual’s debt to capitalization to a specified ratio, and (iii) the amount of liens on State Auto Mutual’s assets (other than liens securing senior debt). In addition, State Auto Mutual may not take any action that is materially detrimental to the repayment of the Milbank Loan.

The Milbank Loan was approved by the South Dakota Department of Insurance, Milbank’s domiciliary state. The Milbank Loan was recommend for approval by the Independent Committee of the Board of Directors of State Auto Financial, a committee consisting of all independent directors, and was approved by the Milbank Board of Directors, whose members are identical to the Board of Directors of State Auto Financial.

A copy of the Milbank Credit Agreement is attached as an exhibit to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Milbank Credit Agreement is set forth in Item 1.01, which information is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of May 19, 2009, between State Automobile Mutual Insurance Company, as borrower, and Milbank Insurance Company, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 26, 2009	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.l	Credit Agreement dated as of May 19, 2009, between State Automobile Mutual Insurance Company, as borrower, and Milbank Insurance Company, as lender.